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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated March 26, 1999, included in the Annual Report on Form 10-K of Spinnaker Industries, Inc. for the year ended December 31, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 20, 1999